[ __________ ] AMENDMENT TO LEASE
[ (______________) ]
THIS [ __________ ] AMENDMENT TO LEASE (the “Agreement”) is made as of February 2, 2015 (the “Effective Date”) by and among [ ________________________ ] (“Landlord”); [ ________________________ ] (“Tenant”); GENESIS HEALTHCARE, INC. (f/k/a SKILLED HEALTHCARE GROUP, INC.), a Delaware corporation (“PublicCo”); FC-GEN OPERATIONS INVESTMENT, LLC, a Delaware limited liability company (“Genesis Parent”, and together with PublicCo, jointly and severally, “Guarantor”); and GENESIS HEALTHCARE LLC, a Delaware limited liability company (“Released Guarantor”), with reference to the following Recitals:

R E C I T A L S:
A.Landlord and Tenant are parties to that certain Lease dated as of [ ______________ ] (as amended, the “Lease”), with respect to that certain skilled nursing facility identified therein. All initially capitalized terms used herein shall have the same meanings given to such terms in the Lease, unless otherwise defined herein.
B.As further described in that certain Second Consent and Amendment Agreement dated August 18, 2014 (the “Consent”) between the landlords described therein (including Landlord) and Released Guarantor, effective as of the Effective Date, the businesses, assets and liabilities of Genesis Parent and PublicCo will be combined.
C.As further described in the Consent, as a condition to the effectiveness of Landlord’s consent provided therein, Landlord and Tenant are entering into this Agreement to amend and modify the Lease as more particularly described herein.
D.Also as further described in the Consent, as a condition to the effectiveness of Landlord’s consent provided therein, Guarantor is executing and providing to Landlord that certain Guaranty of Lease of even date herewith (the “Guaranty”) pursuant to which Guarantor has agreed to guarantee the obligations of Tenant under the Lease arising from and after the Commencement Date thereof.
A G R E E M E N T
NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to Lease.
(a)    The following definitions are hereby added to Section 2.1 of the Lease, inserted therein in alphabetical order with respect to the other definitions appearing therein:

“Cash and Cash Equivalents: Means the amount of cash and cash equivalents held by Guarantor, excluding all restricted cash and cash equivalents and excluding all cash and cash equivalents held by Guarantor’s captive insurance company subsidiary.”
“Change of Control: Means, with respect to a Person:
(A)    any acquisition resulting in any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) owning the direct or indirect beneficial ownership of more than fifty percent (50%) of the then outstanding voting equity or economic interests of such Person; or
(B)    any circumstance in which, as of any date, a majority of the Board of Directors of PublicCo consists of individuals who were not either (i) directors of PublicCo as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of PublicCo of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors by the Board of Directors of PublicCo of which a majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above, provided, however, in no event shall any of the following constitute a Change of Control:

(a)	any Exchange;

(b)    subject to (c) below, any Transfer by the Genesis Members of their interests in Genesis Parent or PublicCo provided that, any such Transfer by the Genesis Members do not result in any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Group, acquiring or owning the direct or indirect beneficial ownership of more than (x) fifty percent (50%) in the aggregate of the then outstanding voting equity interests of Genesis Parent or PublicCo, or (y) fifty percent (50%) in the aggregate of the then outstanding economic interests of PublicCo and Genesis Parent, collectively;

(c)    any Transfer that results in an Excluded Group acquiring or owning the direct or indirect beneficial ownership of more than fifty percent (50%) of the then outstanding voting equity or economic interests of such Person; or

(d)    the merger, reorganization, share exchange, recapitalization, restructuring or consolidation of PublicCo unless such transaction will result in (i) the voting securities of PublicCo outstanding immediately prior to such transaction ceasing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the voting securities of PublicCo or the entity that succeeds to PublicCo as a result of such transaction, or (ii) any “person” or

“group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Group, acquiring or owning the direct or indirect beneficial ownership of more than (x) fifty percent (50%) of the then outstanding voting equity interests of Genesis Parent, PublicCo or such surviving entity, or (y) fifty percent (50%) of the then aggregate outstanding economic interests of Genesis Parent and PublicCo or such surviving entity, collectively.”

“Consent Agreement: Means that certain Second Consent and Amendment Agreement dated August 18, 2014 by and between the landlords described therein (including Landlord) and Genesis Healthcare LLC, a Delaware limited liability company.”
“Exchange: Means any exchange by the direct owners of Genesis Parent of their interests in Genesis Parent for stock in PublicCo.”
“Excluded Group: Means any "person" or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of which at least fifty-one percent (51%) of the economic and voting interests are owned or controlled (directly or indirectly) by any one or more of the Exempt Genesis Members.”
“Exempt Genesis Member: Means any Genesis Member that beneficially owns, directly or indirectly, at least 5% of Genesis Parent as of the date hereof, as identified on Schedule 1 to the Consent Agreement; provided, however, that (a) the Management Group shall be treated as a single Genesis Member and the interests held by the Management Group in Genesis Parent directly or through one or more Persons that, at the date of determination, are owned or controlled by the Management Group, shall be aggregated for the purpose of the definition of Excluded Group and (b) each Principal will be deemed to be an Exempt Genesis Member and the interests held in Genesis Parent directly or through one or more Persons that, at the date of determination, are controlled by each such Principal, shall be aggregated for the purpose of the definition of Excluded Group.”
“Genesis Parent: Means FC-GEN Operations Investment, LLC.”
“Genesis Members: Means the direct or indirect beneficial owners of Genesis Parent as of the date hereof.”
“Liquidity: Means Cash and Cash Equivalents plus the availability to borrow cash under any account receivable credit line, supported by a certificate in form and substance acceptable to Landlord evidencing that Guarantor or Tenant has sufficient availability to borrow cash under an accounts receivable line of credit.”
“Liquidity Thresholds: Shall mean, Liquidity as follows:
(i)    for the period commencing October 1, 2014 and ending September 30, 2015, of One Hundred Thirty Five Million Dollars ($135,000,000); and

(ii)    for the remainder of the Term, One Hundred Sixty Million Dollars ($160,000,000).”
“Management Group: Shall mean, those individuals listed on Schedule 2 to the Consent Agreement, together with any Person that, as a member of the executive management, is entitled to participate in any management equity incentive plan of Genesis Parent.”
“Principals: Means those individuals list on Schedule 3 to the Consent Agreement.”
“PublicCo: Means Genesis Healthcare, Inc., a Delaware corporation, formerly known as Skilled Healthcare Group, Inc.”
“Transfer: Means any transfer, sale, exchange, assignment, disposition, issuance, pledge, hypothecation, encumbrance, other grant of a security interest, grant of right of first refusal, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer, whether direct or indirect, for value or no value, or voluntary or involuntary.”
(b)    The following defined terms set forth in Section 2.1 of the Lease are hereby deleted in their entirety and substituted with the following:
“Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term “Affiliate” shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests and, when used in reference to a limited liability company, the managing member shall be deemed to control such limited liability company.”
“Guarantor: Means, jointly and severally, Genesis Parent and PublicCo; provided, however, that at such time as Genesis Parent becomes a direct or indirect wholly owned subsidiary of PublicCo the obligations of Genesis Parent under the Guaranty shall automatically terminate and be of no further force or effect and PublicCo shall be the sole remaining Guarantor.”
(c)    The following is hereby added to the Lease as a new Section 11.2:
“11.2     Distributions.
(a)    Except as provided in Section 11.2(b) below, Guarantor shall not make any payments (including, without limitation, payment of salary, bonuses, fees, management fees or lease payments) or distributions, payments of principal or interest, dividends, liquidating distributions, or cash flow distributions to Tenant, any subtenant of a Facility, manager of a Facility (if applicable) (together with the Guarantor, collectively, the “Tenant Parties”), any Affiliate of a Tenant Party, or any shareholder, member or partner of a Tenant Party or any of their respective Affiliates (a “Distribution”), either (x) during the continuance of an Event of Default or (y) during any period in which no Event of Default is continuing unless immediately prior to the making of any such Distribution, Guarantor has provided Landlord with pro forma financial statements:
(i)    the form of which are reasonably approved by Landlord;
(ii)    which take into account all projected cash inflows and outflows of Guarantor during the succeeding twelve (12) months including; and
(iii)    indicate that the Guarantor will maintain at all times during the applicable period Liquidity of at least Seventy Five Million Dollars ($75,000,000) in excess of the applicable Liquidity Threshold.
(b)    Notwithstanding anything to the contrary in Section 11.2(a), in no event shall Section 11.2(a) restrict or prevent:
(i)     a Tenant Party from paying any (A) operating expenses (consistent with past practice), (B) employee related expenses, including salaries or bonuses (consistent with past practice), (C) to the extent not otherwise restricted under this Lease, rental payments, including, without limitation, Base Rent and Additional Charges, (D) distributions to payoff Class C shares of PublicCo (provided such distributions do not exceed One Hundred Thousand Dollars ($100,000)) and (E) distributions to Affiliates or subsidiaries of Genesis Parent or PublicCo to the extent required to pay indebtedness of PublicCo, Genesis Parent or any of their respective subsidiaries; or
(ii)    Guarantor from paying any (A) management and consulting fees to Affiliates (consistent with past practice), or (B) distributions to its members solely to fund tax liabilities of such members accrued as a result of the operations of any Guarantor (and, in the case of any such tax distribution by Genesis Parent, any contemporaneous distributions to shareholders of PublicCo to enable all beneficial owners of PublicCo and Genesis Parent to receive proportionate distributions), if and only if, at the time of such distribution, no Event of Default is continuing or would result from any such distributions.”
(d)     The following is hereby added to the Lease as a new Section 22.6:
    “22.6     Permitted Transfers. Notwithstanding anything to the contrary herein or in the Guaranty, including, without limitation, in Section 22.1, at any time that PublicCo (i) shall Control Tenant either (A) directly or, (B) indirectly (x) through Genesis Parent (provided Genesis Parent is Controlled by PublicCo) and one or more subsidiaries that are wholly owned by Genesis Parent or (y) through one or more wholly owned subsidiaries and (ii) shall be publicly listed on a nationally recognized exchange, nothing in this Lease or the Guaranty, shall limit or prohibit the Transfer:

    (a)     of any direct or indirect economic, beneficial or other interest in Tenant, Genesis Parent or any other entity Controlled by PublicCo, to PublicCo or any entity Controlled by PublicCo (including, without limitation, any Exchange); or
    (b)     of shares, stock or other beneficial interests in PublicCo, provided, in the case of (b) above, the Landlords’ written consent shall be required to consummate any transaction that would result in a Change of Control of PublicCo.”
2.    Affirmation of Obligations.
(a)    Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its obligations under the Lease (as modified hereby) and all other documents executed by such party in connection therewith.
(b)    Notwithstanding the modifications to the Lease contained herein, Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein, shall mean such Lease or such terms or conditions as modified by this Agreement.
3.    Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
4.    Incorporation of Recitals. The Recitals to this Agreement are incorporated hereby by reference.
5.    Counterparts. This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.
6.    Attorneys’ Fees. Tenant hereby agrees to reimburse Landlord, within fifteen (15) days of written demand therefor, for all documented reasonable attorneys’ fees and costs incurred by Landlord in connection with the preparation and negotiation of this Agreement. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

7.    Effect of Amendment. Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Lease, the terms of this Agreement shall govern and prevail.
8.    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:
[ ________________________ ]

By:
Name:    Michael S. Sherman
Title:    Secretary

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GUARANTOR:

FC-GEN OPERATIONS INVESTMENT, LLC,
a Delaware limited liability company

By:
Name:    Michael S. Sherman
Title:    Secretary

GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:
Name:    Michael S. Sherman
Title:    Secretary

RELEASED GUARANTOR:

GENESIS HEALTHCARE LLC.,
a Delaware limited liability company

By:
Name:    Michael S. Sherman
Title:    Secretary

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LANDLORD:

[ ________________________ ]

By:
Name:    Harold Andrews
Title:    Chief Financial Officer

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